UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

September 25, 2009
Date of Report (date of earliest event reported)

_________________________

THE DRESS BARN, INC.
(Exact name of Registrant as specified in its charter)

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Connecticut	0-11736	06-0812960
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification Number)

30 Dunnigan Drive
Suffern, New York 10901
(Address of principal executive offices, including zip code)

(845) 369-4500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Consulting Agreement

On September 25, 2009, The Dress Barn, Inc. (the “Company”) and Burt Steinberg entered into an amendment (the “Amendment”) to the letter agreement between the Company and Mr. Steinberg dated as of July 18, 2006 (the “Consulting Agreement”).  Pursuant to the terms of the Amendment, among other things, (i) so long as he is providing consulting services to the Company, Mr. Steinberg  may use the title “Director Emeritus,” but such title is not an officer or director position and will not enable Mr. Steinberg to enter into any binding commitment on behalf of the Company, and (ii) the term of the Consulting Agreement was extended through September 25, 2012, and thereafter will renew automatically for successive one-year terms, unless terminated by either party upon delivery of written notice on or prior to the date that is 90 days prior to the expiration of the then-current term.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Indemnification Agreement

The Company also entered into an indemnification agreement (the “Indemnification Agreement”) with Mr. Steinberg on September 25, 2009.  The Indemnification Agreement supplements the Company’s Amended and Restated Certificate of Incorporation and Connecticut law in providing certain indemnification rights to Mr. Steinberg.  The Indemnification Agreement provides, among other things, that the Company will indemnify Mr. Steinberg to the fullest extent permitted by Connecticut law and to any greater extent that Connecticut law may in the future permit, including the advancement of attorneys’ fees and other expenses incurred by Mr. Steinberg in connection with any threatened, pending or completed action, suit or other proceeding, whether of a civil, criminal, administrative or investigative nature, relating to any occurrence or event before or after the date of the Indemnification Agreement, by reason of the fact that Mr. Steinberg is or was a director of, or consultant to, the Company or any of its subsidiaries or affiliates, subject to certain exclusions and procedures set forth in the Indemnification Agreement.

The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the Indemnification Agreement, a copy of which is filed as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On September 25, 2009, Burt Steinberg resigned as a director of the Company.  Mr. Steinberg’s resignation was not as a result of any disagreement with the Company regarding its operations, policies or practices.  Mr. Steinberg will continue to serve as a consultant to the Company.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No	Description

10.1	Amendment to Consulting Agreement, dated as of September 25, 2009, between the Company and Burt Steinberg
10.2	Indemnification Agreement, dated as of September 25, 2009, between the Company and Burt Steinberg

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DRESS BARN, INC.

Date: September 25, 2009	By:	/s/ David R. Jaffe
Name: David R. Jaffe Title: President and Chief Executive Officer